Exhibit 10.1

AMENDMENT TO EXECUTIVE AGREEMENT

This Amendment to Executive Agreement (the “Amendment”), effective as of January 24, 2017, is entered into by and between Datawatch Corporation (the “Company”) and Sanjay Mistry (“Executive”).

WHEREAS, the Company and Executive entered into an Executive Agreement as of October 14, 2013 (the “Agreement”); and

WHEREAS, the Company and Executive wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree to amend the Agreement as follows:

1.	Amendment to Paragraph 4. The first sentence of Paragraph 4 of the Agreement is hereby amended and restated in its entirety as follows:

“In the event that the Company terminates your employment for any reason other than those stated in Paragraph 3 above or if you terminate your employment for Good Reason as defined in Paragraph 2, and you sign a comprehensive release in the form, and of a scope, acceptable to the Company (the “Release”), the Company will pay you severance payments in equal monthly installments at your then monthly base salary for six months following your termination (the “Severance Period”).”

Capitalized terms not defined in this Amendment shall have the meanings set forth in the Agreement. Except as modified in this Amendment, all other terms, conditions, and covenants of the Agreement shall remain unchanged and in full force and effect. This Amendment shall be governed by the laws of Massachusetts, excluding its conflicts of law provisions. This Amendment may be signed in counterparts, and signature pages may be exchanged electronically in .pdf format.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth below.

Datawatch Corporation		Executive
By:	/s/ James Eliason	/s/ Sanjay Mistry
Name:	James Eliason	Sanjay Mistry
Title:	Chief Financial Officer